Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE

ACT OF 1934

Date of report (date of earliest event reported):

October 31, 2008

NaturalNano, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-49901	87-0646435
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

832 Emerson Street

Rochester, New York 14613

(Address of principal executive offices)

(585) 286-1836

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Item 2.03. Creation of a Direct Financial Obligation.

On September 29, 2008, NaturalNano, Inc. (“NNAN”), together with its subsidiary, NaturalNano Research, Inc. (collectively, the “Company”) entered into a Loan and Security Agreement, by and among investors listed on Schedule 1 thereto, and Platinum Advisors LLC, as agent for the investors (the “Loan Agreement”), a copy of which is filed herewith. Pursuant to the Loan Agreement, on October 31, 2008, the Company made and delivered to Platinum Long Term Growth IV, LLC (“Platinum”) an 8% Senior Secured Promissory Note Due January 31, 2010 in the amount of $59,500 (the “Platinum Note”), a copy of which is filed herewith and made and delivered to Longview Special Financing Inc. (“Longview” and together with Platinum, collectively, the “Lenders”) an 8% Senior Secured Promissory Note Due January 31, 2010 in the amount of $25,500 (the “Longview Note” and, together with the Platinum Note, collectively, the “Notes”), a copy of which is filed herewith. The Loan Agreement provides for additional advances, subject to performance milestones being achieved by the Company, that could total $2,025,000 in the aggregate.

The Loan Agreement contains customary terms and conditions, including customary events of default, and provides for an advance to be made in November of 2008, subject to the Company’s satisfaction of funding conditions to be set forth in the Agreement, including performance milestones.

The Notes are convertible into NNAN common stock, with a conversion price of $0.005 that will bear interest at the rate of 8% per annum, with interest payable monthly, in arrears, in freely traded stock or in cash at the election of NNAN. All unpaid interest (and principal) will be due and payable at maturity, on January 31, 2010 and no payments of interest are required prior to January 31, 2009.

The Notes are secured on a pari-passu basis with the Company’s existing indebtedness to the Lenders (the “Existing Debt”) and (i) senior to all other current and future indebtedness of the Company, (ii) secured by all of the assets of the Company and each of its subsidiaries and (iii) unconditionally guaranteed by all subsidiaries of the Company.

Item 9.01 Exhibits.

Exhibit Number	Description

10.1

Loan and Security Agreement, dated September 29, 2008, by and among investors listed on Schedule 1 thereto, and Platinum Advisors LLC, as agent for the investors, incorporated by reference to Exhibit 10.1 of the Company’s current report on Form 8-K, filed on October 3, 2008.

10.2	8% Senior Secured Promissory Note Due January 31, 2010, made to Platinum Long Term Growth IV, LLC on October 31, 2008, in the amount of $59,500, a copy of which is filed herewith.
10.3	8% Senior Secured Promissory Note Due January 31, 2010, made to Longview Special Financing Inc. on October 31, 2008, in the amount of $25,500, a copy of which is filed herewith.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURALNANO, INC.

/s/Kent A. Tapper
Date: November 6, 2008	Kent A. Tapper
Chief Financial Officer